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                                                                    EXHIBIT 99.3

                            AVALON PROPERTIES, INC.

                         FORM OF ARTICLES SUPPLEMENTARY


                     ESTABLISHING AND FIXING THE RIGHTS AND
              PREFERENCES OF A SERIES OF SHARES OF PREFERRED STOCK


     Avalon Properties, Inc., a Maryland corporation (the "Corporation"), certifies to the Secretary of State of Maryland that:

FIRST:  Pursuant to the authority expressly vested in the Board of Directors of
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the Corporation by Article VII of its Articles of Amendment and Restatement, as
heretofore amended (which, as hereafter restated or amended from time to time, are together with these Articles Supplementary herein called the "Articles"), the Board of Directors has, by resolution, duly divided and classified 4,600,000 shares of the Preferred Stock of the Corporation, par value $.01 per share, into a series designated __% Series B Cumulative Redeemable Preferred Stock and has provided for the issuance of such series.

SECOND:  The preferences, rights, voting powers, restrictions, limitations as to
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dividends, qualifications and terms and conditions of redemption of the shares of such series of Preferred Stock are as follows:
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(1)  Designation and Number.  A series of Preferred Stock, designated the "__%
     ----------------------
Series B Cumulative Redeemable Preferred Stock" (the "Series B Preferred"), is hereby established. The number of shares of the Series B Preferred shall be 4,600,000.

(2)  Rank.  The Series B Preferred shall, with respect to dividend rights and
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rights upon liquidation, dissolution or winding up of the Corporation, rank (i)
senior to all classes or series of Common Stock of the Corporation, and to all equity securities ranking junior to such Series B Preferred; (ii) on a parity with the Series A Preferred Stock of the Corporation (the "Series A Preferred"), and with all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank on a parity with the Series B Preferred; and (iii) junior to all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank senior to the Series B Preferred. The term "equity securities" shall not include convertible debt securities.

(3)  Dividends.
     ---------

     (a) Holders of the then outstanding shares of Series B Preferred shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of __% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $____ per share). Such dividends shall be cumulative from the date of original issue and shall be payable quarterly in arrears on or about the fifteenth day of February, May, August and November or, if not a business day, the next succeeding business day (each, a "Dividend Payment Date"). The first dividend, which will be paid on November 15, 1996, will be for less than a full quarter. Such dividend and any dividend payable on the Series B Preferred for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Dividend Payment Date falls on or such other date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a "Dividend Record Date").

     (b) No dividends on shares of Series B Preferred shall be declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

     (c) Notwithstanding the foregoing, dividends on the Series B Preferred shall accrue whether or not the terms and provisions set forth in Section 3(b) hereof at any time prohibit
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the current payment of dividends, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared.

     (d) No dividends will be declared or paid or set apart for payment on any capital stock of the Corporation or any other series ranking, as to dividends, on a parity with or junior to the Series B Preferred for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series B Preferred for all past dividend periods and the then current dividend period.

     (e) When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series B Preferred, all dividends declared upon the Series B Preferred and any other series of Preferred Stock ranking on a parity as to dividends with the Series B Preferred shall be declared pro rata so that the amount of dividends declared per share of Series B Preferred and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series B Preferred and such other series of Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series B Preferred which may be in arrears.

     (f) Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series B Preferred have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of Common Stock or other shares of capital stock ranking junior to the Series B Preferred as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other capital shares of the Corporation ranking junior to or on a parity with the Series B Preferred as to dividends or upon liquidation, nor shall any shares of Common Stock, or any other shares of capital stock of the Corporation ranking junior to or on a parity with the Series B Preferred as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for other capital shares of the Corporation ranking junior to the Series B Preferred as to dividends and upon liquidation).

     (g) Any dividend payment made on shares of the Series B Preferred shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable. Holders of the Series B Preferred shall not be entitled to any dividend,
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whether payable in cash, property or stock in excess of full cumulative dividends on the Series B Preferred as described above.


(4)  Liquidation Preference.
     ----------------------

     (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series B Preferred then outstanding are entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Corporation that ranks junior to the Series B Preferred as to liquidation rights.

     (b) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series B Preferred and the corresponding amounts payable on all shares of other classes or series of capital stock of the Corporation ranking on a parity with the Series B Preferred in the distribution of assets, then the holders of the Series B Preferred and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     (c) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred will have no right or claim to any of the remaining assets of the Corporation.

     (d) The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other corporation with or into the Corporation, or the sale, lease or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

(5)  Redemption.
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     (a) Right of Optional Redemption.  The Series B Preferred is not redeemable prior to [___________, 2001]. However, in order to ensure that the Corporation remains a qualified REIT for Federal income tax purposes, Series B Preferred owned by a stockholder in excess of the Ownership Limit will automatically be exchanged for shares of Excess Stock, and the Corporation will have the right to Purchase Excess Stock from the holder. On and after [___________, 2001], the Corporation, at its option upon not less than 30 nor more than 60-days' written notice, may redeem shares of the Series B Preferred, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all
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accrued and unpaid dividends thereon to the date fixed for redemption (except as provided below), without interest. If less than all of the outstanding Series B Preferred is to be redeemed, the Series B Preferred to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Corporation.

     (b)  Limitations on Redemption.

          (i) The redemption price of the Series B Preferred (other than the portion thereof consisting of accrued and unpaid dividends) is payable solely out of the sale proceeds of other capital stock of the Corporation, which may include other series of Preferred Stock, and from no other source. For purposes of the preceding sentence, "capital stock" means any equity securities (including Common Stock and Preferred Stock), shares, interest, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

          (ii) Unless full cumulative dividends on all shares of Series B Preferred shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of Series B Preferred shall be redeemed unless all outstanding shares of Series B Preferred are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred, (except by exchange for capital stock of the Corporation ranking junior to the Series B Preferred as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Corporation of shares of Excess Stock in order to ensure that the Corporation remains qualified as a REIT for Federal income tax purposes or the purchase or acquisition of shares of Series B Preferred pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred.

     (c) Rights to Dividends on Shares Called for Redemption. The holders of Series B Preferred at the close of business on a Dividend Record Date will be entitled to receive the dividend payable with respect to such Series B Preferred on the corresponding Dividend Payment Date notwithstanding the redemption thereof between such Dividend Record Date and the corresponding Dividend Payment Date or the Corporation's default in the payment of the dividend due. Except as provided above, the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on called Series B Preferred.

     (d)  Procedures for Redemption.

          (i) Notice of redemption will be (A) given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption
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date, and (B) mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred except as to the holder to whom notice was defective or not given.

          (ii) In addition to any information required by law or by the applicable rules of any exchange upon which Series B Preferred may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of shares of Series B Preferred to be redeemed;
(D) the place or places where the Series B Preferred is to be surrendered for payments of the redemption price; and (E) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the Series B Preferred held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series B Preferred held by such holder to be redeemed.

          (iii) If notice of redemption of any shares of Series B Preferred has been given and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of any shares of Series B Preferred so called for redemption, then from and after the redemption date dividends will cease to accrue on such shares of Series B Preferred, such shares of Series B Preferred shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. Holders of Series B Preferred to be redeemed shall surrender such Series B Preferred at the place designated in such notice and, upon surrender in accordance with said notice of the certificates for shares of Series B Preferred so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares of Series B Preferred shall be redeemed by the Corporation at the redemption price plus any accrued and unpaid dividends payable upon such redemption. In case less than all the shares of Series B Preferred represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Series B Preferred without cost to the holder thereof.

          (iv) The deposit of funds with a bank or trust corporation for the purpose of redeeming Series B Preferred shall be irrevocable except that:

               (A) the Corporation shall be entitled to receive from such bank or trust corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

               (B) any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series B Preferred entitled thereto at the expiration of two years from the applicable redemption dates shall be repaid, together with interest or other
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earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

(6)  Voting Rights.
     -------------

     (a) Holders of the Series B Preferred will not have any voting rights, except as set forth below or as otherwise from time to time required by law.

     (b) Whenever dividends on any shares of Series B Preferred shall be in arrears for six or more quarterly periods (a "Preferred Dividend Default"), the Board of Directors shall take such action as may be required to increase number of directors of the Corporation by two and the holders of such shares of Series B Preferred (voting separately as a class with holders of shares of Series A Preferred and all other series of Preferred Stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors of the Corporation (the "Preferred Stock Directors") at a special meeting called by the holders of record of at least 10% of the Series B Preferred or the holders of any other series of Preferred Stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accrued on such shares of Series B Preferred for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

     (c) If and when all accumulated dividends on the Series B Preferred shall have been paid in full or set aside for payment in full, the holders of shares of Series B Preferred shall be divested of the voting rights set forth in
Section 6(b) hereof (subject to revesting in the event of each and every Preferred Dividend Default) and, provided that no Preferred Dividend Default exists for any series of Preferred Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate and the Board of Directors shall take such action as may be necessary to reduce the number of directors of the Corporation by two (subject to the increase in the number of directors pursuant to the foregoing provisions in the case of a future Preferred Dividend Default). Any Preferred Stock Director may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of the holders of record of a majority of the outstanding shares of the Series B Preferred (voting separately as a class with holders of shares of Series A Preferred and all other series of Preferred Stock upon which like voting rights have been conferred and are exercisable). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series B Preferred (voting separately as a class with holders of shares of Series A Preferred and all other series of

Preferred Stock upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

     (d) So long as any shares of Series B Preferred remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two thirds of the shares of the Series B Preferred outstanding at the time, (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to the Series B Preferred with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock of the Corporation into any such shares, or create, authorize or issue any obligations or securities convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Articles, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred or the holders thereof; provided, however, that any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series B Preferred with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     (e) The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

(7)  Conversion.  The Series B Preferred is not convertible into or exchangeable
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for any other property or securities of the Corporation, except that the shares of Series B Preferred may be exchanged by the Corporation for shares of Excess Stock in order to ensure that the Corporation remains qualified as a REIT for Federal income tax purposes.


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THIRD:  These Articles Supplementary shall be effective at the later of the time
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the State Department of Assessments and Taxation of Maryland accepts the
Articles for record or __:00 _.m. [Eastern Standard] Time on __________, 1996.

     IN WITNESS WHEREOF, AVALON PROPERTIES, INC. has caused these presents to be signed in its name and on its behalf by its President, and its corporate seal to be hereunto affixed and attested by its Secretary, and the said officers of the Corporation further acknowledge said instrument to be the corporate act of the Corporation, and state under the penalties of perjury that to the best of their knowledge, information and belief the matters and facts therein set forth with respect to approval are true in all material respects.

                                  AVALON PROPERTIES, INC.



                                  By:
                                     ----------------------------
                                     Charles H. Berman, President

[SEAL]

ATTEST:


-----------------------------
Thomas J. Sargeant, Secretary

          IN WITNESS WHEREOF, AVALON PROPERTIES, INC. has caused these presents to be signed in its name and on its behalf by its President, and its corporate seal to be hereunto affixed and attested by its Secretary, and the said officers of the Corporation further acknowledge said instrument to be the corporate act of the Corporation, and state under the penalties of perjury that to the best of their knowledge, information and belief the matters and facts therein set forth with respect to approval are true in all material respects.

                                  AVALON PROPERTIES, INC.



                                  By:
                                     ----------------------------
                                     Charles H. Berman, President


[SEAL]

ATTEST:


-----------------------------
Thomas J. Sargeant, Secretary



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